                                                                    EXHIBIT 99.1


                                  NEWS RELEASE

                         RANGE ELECTS BLACKBURN CHAIRMAN

FORT WORTH, TEXAS, APRIL 14, 2003...RANGE RESOURCES CORPORATION (NYSE: RRC) today announced several changes in its Board and management. Charles L. Blackburn, a retired executive who served as an Executive Vice President of Shell Oil Company and as Chairman and Chief Executive Officer of Maxus Energy Corporation during his more than 40-year career in the oil industry, was elected a director of the Company earlier today and succeeded Thomas J. Edelman as Chairman of the Board. John H. Pinkerton will continue to serve as the Company's President and Chief Executive Officer.

Mr. Edelman will step down from his officer's position at the Annual Meeting on May 21. Mr. Edelman and Alexander P. Lynch, a Director, are not seeking reelection to the Board. Mr. Edelman and Mr. Lynch's departures are the result of certain provisions of the Clayton Act, a federal antitrust statute enacted in 1914, which was recently brought to the Company's attention. The statute appears to prohibit Messrs. Edelman and Lynch from serving as directors or officers of two independent oil companies. Pursuant to a consulting agreement, Mr. Edelman has agreed to advise the Company for three years.

Simultaneously, the Company announced the unrelated resignation of Terry W. Carter, its Executive Vice President Exploration and Production. Mr. Carter resigned for personal reasons, specifically his wish to spend additional time with his family by eliminating a three-hour daily commute. A search to replace Mr. Carter will begin shortly.

Commenting, Thomas J. Edelman said, "Alex Lynch and I will leave Range with regret. It is a frustrating time to depart, as we believe the Company is poised to make great strides in the next twelve to eighteen months. However, we are gratified that virtually all of the challenges faced by Range over the past several years are behind us. I intend to continue to assist the Company in every way possible. More importantly, we are fortunate to have secured Charlie Blackburn as our new Chairman of the Board. His exceptional background in exploration and production is perfectly suited to the Company's current focus."

John H. Pinkerton, the Company's President, remarked, "We greatly regret that Tom Edelman and Alex Lynch must leave the Company. Alex has been an invaluable Board member. His counsel will be sorely missed. Tom has overseen the management of the Company for more than fifteen years. Fortunately, he has agreed to advise us for the next three years. His assistance, coupled with the addition of Charlie Blackburn, should provide great benefits. Finally, we regret the loss of Terry Carter. He made a significant contribution to our transformation from an acquisition based company to one grounded in technically driven exploration, production and development. Given Mr. Blackburn's vast technical knowledge and the quality of the engineering and geological teams assembled over the past three years, we are confident Range will continue to build on its recent successes."

The Company will host a conference call on Tuesday, April 15 at 11:00 a.m. ET to discuss this release. Anyone interested in participating in the call is invited to dial in at 877-207-5526 and ask for the Range Resources conference call. A simultaneous webcast of the call may be accessed over the Internet at www.rangeresources.com or www.vcall.com.

The webcast will be archived for replay on the Company's website for 90 days. A telephone replay of the call will be available through midnight ET April 22, 2003 at 800-642-1687. The conference ID for the replay is 9797739.

RANGE RESOURCES CORPORATION (NYSE: RRC) is an independent oil and gas company operating in the Permian, Midcontinent, Gulf Coast and Appalachian regions of the United States.

Except for historical information, statements made in this release, including those relating to future results are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, and environmental risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company's filings with the Securities and Exchange Commission, which are incorporated by reference.

--------------------------------------------------------------------------------

                                                                          2003-7

Contacts:                                   Rodney Waller, Senior Vice President
                                            Karen Giles

                                            (817) 870-2601
www.rangeresources.com